UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 30, 2014

OCI Resources LP
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36062	46-2613366
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

Five Concourse Parkway
Suite 2500
Atlanta, Georgia	30328
(Address of principal executive office)	(Zip Code)

(770) 375-2300
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 30, 2014, OCI Resources LP, a Delaware limited partnership (the “General Partner”), entered into a First Amendment to Credit Agreement (the “OCIR First Amendment”) with each of the lenders listed on the respective signature pages thereof (the “Lenders”) and Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, which First Amendment amends the Credit Agreement, dated as of July 18, 2013 (the “OCIR Credit Agreement”), by and among the General Partner, the Lenders and Bank of America, N.A., as administrative agent, swing line lender and L/C issuer.

In addition, on October 30, 2014, OCI Wyoming LLC, a Delaware limited liability company (the “Company”), entered into a First Amendment to Credit Agreement (the “OCI Wyoming First Amendment” and, together with the OCIR First Amendment, collectively, the “First Amendments”) with each of the lenders listed on the respective signature pages thereof (the “Lenders”) and Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, which First Amendment amends the Credit Agreement, dated as of July 18, 2013 (the “OCI Wyoming Credit Agreement” and, together with the OCIR Credit Agreement, collectively, the “Credit Agreements”), by and among the Company, the Lenders and Bank of America, N.A., as administrative agent, swing line lender and L/C issuer.

Among other things, the First Amendments:

•
revise the operation of the consolidated fixed charge coverage ratio (the ratio of consolidated cash flow to consolidated fixed charges, each as defined in the First Amendments) to result in consolidated cash flow being reduced by consolidated maintenance capital expenditures (as defined in the First Amendments). Prior to the First Amendments, both expansion capital expenditures and maintenance capital expenditures reduced consolidated cash flow;

•
modify the consolidated fixed charge coverage ratio in the OCIR Credit Agreement to be not less than 1.05 to 1.00 for the remainder of the 2014 fiscal year and the 2015 fiscal year, and not less than 1.10 to 1.00 thereafter;

•
modify the consolidated fixed charge coverage ratio in the OCI Wyoming Credit Agreement to be not less than 1.10 to 1.00 for the remainder of the 2014 fiscal year and the 2015 fiscal year, and not less than 1.15 to 1.00 thereafter; and

•	require that consolidated capital expenditures (as defined in the Credit Agreements) not exceed $50 million in any fiscal year.

In accordance with Treasury Regulation 1.1446-4(d), a qualified notice was issued to the New York Stock Exchange indicating that this distribution represents income effectively connected with a U.S. business (ECI) and that all nominees are responsible for withholding 35% of the fiscal 2014 third quarter distribution to foreign investors (nonresident aliens, foreign corporations, foreign trusts and foreign estates) as required under Section 1446 of the Internal Revenue Code.

In accordance with General Instruction B.2 to Form 8-K, the information provided under this Item 7.01 and the information attached to this Form 8-K as Exhibit 99.1 shall be deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Partnership that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Partnership or any of its affiliates.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Annual Cash Retainer for Chairman of the Board

On October 30, 2014, the Board approved an annual cash retainer of $10,000, payable to the Chairman of the Board in four equal installments on March 15, June 15, September 15 and December 15 of each year, and the payment (effective as of October 1, 2014) on December 15, 2014 of a pro-rated cash retainer amount of $2,500 to Mark J. Lee, as Chairman of the Board.

In addition, on October 30, 2014, the Board approved a grant of 686 fully vested common units of the Partnership pursuant to the General Partner’s 2013 Long-Term Incentive Plan and a corresponding Director Unit Agreement, to be paid upon finalization of documentation related to the grant and subject to net payment of common units after taking into account a 30% withholding tax. Mr. Lee will also receive, on December 15, 2014, aggregate cash payments of $15,625 for the 2014 fiscal year, which is equal to the pro-rated annual cash compensation payable to non-employee members of the Board.

Item 9.01 Financial Statements and Exhibits.
(d)      Exhibits.

Exhibit Number	Description
10.1
First Amendment to Credit Agreement, dated as of October 30, 2014, among OCI Wyoming LLC, as borrower, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and the other lenders party thereto

10.2
First Amendment to Credit Agreement, dated as of October 30, 2014, among OCI Resources LP, as borrower, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and the other lenders party thereto

10.3	Form of OCI Resource Partners LLC 2013 Long-Term Incentive Plan Director Unit Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCI RESOURCES LP

By:	OCI Resource Partners LLC,
its General Partner

By:	/s/ Nicole C. Daniel
Nicole C. Daniel
Vice President, General Counsel and Secretary

Date: November 4, 2014

EXHIBIT INDEX

Exhibit Number	Description
10.1
First Amendment to Credit Agreement, dated as of October 30, 2014, among OCI Wyoming LLC, as borrower, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and the other lenders party thereto

10.2
First Amendment to Credit Agreement, dated as of October 30, 2014, among OCI Resources LP, as borrower, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and the other lenders party thereto

10.3	Form of OCI Resource Partners LLC 2013 Long-Term Incentive Plan Director Unit Agreement